Exhibit 99

FOR IMMEDIATE RELEASE

Contact Information:

Catherine M. Biffignani

Vice President, Investor Relations

314-645-6600

K-V PHARMACEUTICAL COMPANY ANNOUNCES THE ELECTION OF NEW INDEPENDENT

MEMBER TO BOARD OF DIRECTORS

July 7, 2010, St. Louis, MO. - K-V Pharmaceutical Company (NYSE: KVa/KVb), a specialty pharmaceutical company, announced that Dr. David Sidransky was appointed as a new independent member of the Board of Directors by the K-V Pharmaceutical Company Board of Directors.

Dr. Sidransky replaces Mr. John Sampson, whose resignation from the Board was effective upon Dr. Sidransky’s appointment.

Mr. Joseph Lehrer, Chairman of the Board’s Nominating and Corporate Governance Committee, stated, “The Board is extremely honored and pleased to announce the appointment of Dr. David Sidransky to K-V’s Board. Dr.Sidransky’s wealth of experience as a respected doctor and research scientist, together with his extensive pharmaceutical experience as an entrepreneur, executive, and Board member, will enhance our Board’s collective knowledge, wisdom and stature. Dr. Sidransky’s membership on our Board, in conjunction with other recent changes to K-V’s Board and the incumbent continuing directors, positions the Board and senior management of the Company to successfully pursue its strategic initiatives of complete and thorough regulatory compliance, impeccable quality assurance systems and long term financial success.”

Dr. Sidransky stated, “I am excited about my appointment to the Board of Directors and to be joining a Board that is fully committed to the future success of the Company and exemplary corporate governance. I look forward to working with the Board and alongside management to move the Company forward while further creating a positive atmosphere and a great turnaround story.”

Dr. David Sidransky

Dr. Sidransky is a renowned oncologist and research scientist named and profiled by TIME Magazine in 2001 as one of the top physicians and scientists in America, recognized for his work with early detection of cancer. He is Professor of Oncology, Otolaryngology, Cellular & Molecular Medicine, Urology, Genetics and Pathology at John Hopkins University and Hospital. Dr. Sidransky has written over 400 peer-reviewed publications, and has contributed to more than 40 cancer reviews and chapters. Dr. Sidransky is a founder of a number of biotechnology companies and holds numerous biotechnology patents. He has been the recipient of many awards and honors, including the 1997 Sarstedt International prize from the German Society of Clinical Chemistry, 1998 Alton Ochsner Award Relating Smoking and Health by the American College of Chest Physicians, and the 2004 Hinda Rosenthal Award presented by the American Association of Cancer Research.

Dr. Sidransky is serving and has served on the scientific advisory boards of MedImmune, Roche, Amgen and Veridex, LLC (a Johnson & Johnson diagnostic company), among others. Dr. Sidransky served as Director (2005-2008) of the American Association for Cancer Research (AACR). He was the chairperson of two AACR International Conferences on “Molecular Diagnostics in Cancer Therapeutic Development: Maximizing Opportunities for Individualized Treatment”.

Dr. Sidransky also has extensive experience as a member of the boards of directors of a number of corporations, many of which were publicly traded corporations. Dr. Sidransky served as a member of ImClone Systems, Inc., from 2004 until its acquisition by Eli Lilly in a $6.5 billion merger transaction. While at ImClone, Dr. Sidransky was elected as Vice Chairman of the Board of Directors and served as the Chairman of the Research and Development Oversight Committee of the Board, as well as serving on its Compensation and Executive Committees. Dr. Sidransky also serves as the Chairman of the Board of Alfacell (recently renamed Tamir Biotechnology), and serves on the Board of Directors of Rosetta Genomics. Dr. Sidransky founded, and is the Chairman of the Board of Champions Biotechnology, Inc. In addition, Dr. Sidransky served on the Boards of Directors of Xenomics and was a founder of Response Genetics and Oncomethylome Sciences.

Dr. Sidransky is certified in Internal Medicine and Medical Oncology by the American Board of Medicine. Dr. Sidransky received his B.A. from Brandeis University and his M.D. from the Baylor College of Medicine.

About K-V Pharmaceutical Company

K-V Pharmaceutical Company is a fully-integrated specialty pharmaceutical company that develops, manufactures, markets and acquires technology-distinguished branded prescription products. The Company markets its technology-distinguished products through Ther-Rx Corporation, its branded drug subsidiary.

For further information about K-V Pharmaceutical Company, please visit the Company’s website at www.kvpharmaceutical.com.

Safe Harbor Statement

The information in this release may contain various forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 (“PSLRA”) and which may be based on or include assumptions concerning the Company’s operations, future results and prospects. Such statements may be identified by the use of words like “plans,” “expects,” “aim,” “believe,” “projects,” “anticipates,” “commit,” “intend,” “estimate,” “will,” “should,” “could,” and other expressions that indicate future events and trends.

All statements that address expectations or projections about the future, and the Company’s strategy for growth, product development, product launches regulatory approvals, market position, acquisitions, revenues, expenditures and other financial results, are forward-looking statements. All forward-looking statements are based on current expectations and are subject to risk and uncertainties. In connection with the “safe harbor” provisions, the Company provides the following cautionary statements identifying important economic, political and technology factors, which among others, could cause actual results or events to differ materially from those set forth or implied by the forward-looking statements and related assumptions. Such factors include (but are not limited to) the following:

(1)	the ability to continue as a going concern;

(2)	difficulties and uncertainties with respect to obtaining additional capital, as more fully described in Part I, Item 2 – “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources” in the Quarterly Report on Form 10-Q for the quarter ended December 31, 2009 (the third quarter of the Company’s fiscal year ended March 31, 2010 (the “Form 10-Q”));

(3)	the decisions the Company makes in order to maintain and increase our limited cash and financial resources may result in significant charges for impairment of inventory, property and equipment and intangible and other long-lived assets;

(4)	based on our cash balance and estimates of our operating expenditures, our existing cash and financial resources will not be sufficient to fund our operations beyond the quarter ending September 30, 2010, unless we are able to raise additional capital by selling assets or through external financing;

(5)	the consent decree between the Company and the FDA and the Company’s suspension of the production and shipment of all of the products that it manufactures and the related nationwide recall affecting all of the products that it manufactures, as well as the related material adverse effect on its revenue, assets and liquidity and capital resources, as more fully described in Part I, Item 2 – “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Background – Discontinuation of Manufacturing and Distribution; Product Recalls; and the FDA Consent Decree” in the Form 10-Q;

(6)	the possibility of further reducing the Company’s operations, including further reductions of its employee base and significantly curtailing some or all of its efforts to meet the consent decree’s requirements and return its approved products to market in order to maintain and attempt to increase its limited cash and financial resources, and related costs and accounting charges from taking such actions;

(7)	the plea agreement between the Company and the U.S. Department of Justice and the Company’s obligations therewith, as well as the related material adverse effect, if any, on its revenue, assets and liquidity and capital resources, as more fully described in Note 20 – “Subsequent Events” of the Notes to the Consolidated Financial Statements in the Form 10-Q;

(8)	changes in the current and future business environment, including interest rates and capital and consumer spending;

(9)	the difficulty of predicting FDA approvals, including timing, and that any period of exclusivity may not be realized;

(10)	the possibility of not obtaining FDA approvals or delay in obtaining FDA approvals, including with respect to Gestiva™, as well as the number of preterm births for which Gestiva™ may be prescribed, its safety profile and side effects profile;

(11)	acceptance of and demand for the Company’s new pharmaceutical products or current products upon their return to the marketplace;

(12)	the introduction and impact of competitive products and pricing, including as a result of so-called authorized generic drugs;

(13)	new product development and launch, including the possibility that any product launch may be delayed;

(14)	reliance on key strategic acquisitions;

(15)	the availability of raw materials and/or products manufactured for the Company under contract manufacturing agreements with third parties;

(16)	the regulatory environment, including regulatory agency and judicial actions and changes in applicable laws or regulations;

(17)	fluctuations in revenues;

(18)	the difficulty of predicting international regulatory approvals, including timing;

(19)	the difficulty of predicting the pattern of inventory movements by the Company’s customers;

(20)	the impact of competitive response to the Company’s sales, marketing and strategic efforts, including introduction or potential introduction of generic or competing products against products sold by the Company and its subsidiaries;

(21)	risks that the Company may not ultimately prevail in litigation, including product liability lawsuits and challenges to its intellectual property rights by actual or potential competitors or to its ability to market generic products due to brand company patents and challenges to other companies’ introduction or potential introduction of generic or competing products by third parties against products sold by the Company or its subsidiaries including without limitation the litigation and claims referred to in Note 18 – “Commitments and Contingencies” of the Notes to the Consolidated Financial Statements in the Form 10-Q;

(22)	the possibility that our current estimates of the financial effect of certain announced product recalls could prove to be incorrect;

(23)	whether any product recalls or product introductions result in litigation, agency action or material damages;

(24)	failure to supply claims by certain of the Company’s customers, including CVS Pharmacy, Inc., that, despite the formal discontinuation action by the Company of its products, the Company should compensate such customers for any additional costs they allegedly incurred for procuring products the Company did not supply;

(25)	the satisfaction or waiver of the terms and conditions for the acquisition of the full U.S. and worldwide rights to Gestiva™ set forth in the previously disclosed Gestiva™ acquisition agreement, as amended;

(26)	the series of putative class action lawsuits alleging violations of the federal securities laws by the Company and certain individuals, as more fully described in Note 18 – “Commitments and Contingencies – Litigation and Governmental Inquiries” of the Notes to the Consolidated Financial Statements in the Form 10-Q;

(27)	the possibility that insurance proceeds are insufficient to cover potential losses that may arise from litigation, including with respect to product liability, failure to supply or securities litigation;

(28)	the informal inquiry initiated by the SEC and any related or additional government investigation or enforcement proceedings as more fully described in Note 18 – “Commitments and Contingencies – Litigation and Government Inquiries, of the Notes to the Consolidated Financial Statements” in the Form 10-Q;

(29)

the possibility that the pending investigation by the Office of Inspector General of the Department of Health and Human Services into potential false claims under the Title 42 of the U.S. Code as more fully described in Note 18 – “Commitments and Contingencies – Litigation and Government Inquiries” of the Notes to the

Consolidated Financial Statements in the Form 10-Q could result in significant civil fines or penalties, including exclusion from participation in federal healthcare programs such as Medicare and Medicaid;

(30)	delays in returning, or failure to return, certain or many of the Company’s approved products to the market, including loss of market share as a result of the suspension of shipments, and related costs;

(31)	the ability to sell or license certain assets, and the terms of such transactions;

(32)	the possibility that default on one type or class of the Company’s indebtedness could result in cross default under, and the acceleration of, its other indebtedness;

(33)	the risks that present or future changes in the Board of Directors or management may lead to an acceleration of the Company’s bonds or to adverse actions by government agencies or our auditors;

(34)	if a director of our company, or a shareholder with an ownership interest in our company of 5% or more, is excluded from participating in federal or state health care programs, then HHS may use its discretionary authority to also exclude our company from participation in federal healthcare programs;

(35)	the risk that the failure to comply with the quantitative listing standards of the New York Stock Exchange, including with respect to minimum share price and public float, could result in delisting of our shares on the New York Stock Exchange, which would harm the market price of the Company’s Class A common stock and Class B common stock;

(36)	the risk that the Company will be unable to engage a successor independent registered public accounting firm promptly or be unable to complete the review of its Annual Report on Form 10-K for its fiscal year ended March 31, 2010 promptly, which would impact the Company’s compliance with New York Stock Exchange listing standards, and the Securities Exchange Act of 1934, as amended;

(37)	delays in retaining successor auditors; and

(38)	the risks detailed from time-to-time in the Company’s filings with the SEC.

This discussion is not exhaustive, but is designed to highlight important factors that may impact the Company’s forward-looking statements.

Because the factors referred to above, as well as the statements included elsewhere in this press release, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by the company or on the Company’s behalf, you should not place undue reliance on any forward-looking statements. All forward-looking statements attributable to the Company are expressly qualified in their entirety by the cautionary statements in this “Cautionary Note Regarding Forward-Looking Statements” and the risk factors that are included under Part I, Item 1A – “Risks Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2009 and referred to in Part II, Item 1A – “Risk Factors” in the Form 10-Q, as supplemented by the Company’s subsequent SEC filings.

Further, any forward-looking statement speaks only as of the date on which it is made and the Company is under no obligation to update any of the forward-looking statements after the date of this press release. New factors emerge from time-to-time, and it is not possible for the Company to predict which factors will arise, when they will arise and/or their effects. In addition, the Company cannot assess the impact of each factor on its future business or financial condition or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.